UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: December 23, 2005
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 720-8500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 23, 2005, Agilysys, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Arthur Rhein (“Rhein”), Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The Agreement amends and restates the employment agreement between the Company and Rhein effective as of April 1, 2003, which was included as Exhibit 10(cc) to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003. The Agreement sets forth the terms and conditions pursuant to which the Company will employ Rhein as President and Chief Executive Officer. The Agreement is attached hereto as exhibit 10.1 and incorporated by reference herein.
Following is a description of the material terms and conditions of the Agreement:
—	The employment term shall commence on the effective date of the Agreement and shall end on March 31, 2009. If the Agreement terminates without a new employment agreement having been executed by the Company and Rhein by the date of such termination, Rhein’s employment with the Company thereafter shall be at will.

—	The Company shall pay to Rhein an annual Base Salary at the rate of: the rate then in effect from the effective date through March 31, 2006; and the rate of Seven Hundred Twenty-Five Thousand Dollars ($725,000.00) effective April 1, 2006. This salary shall be subject to annual review, at the beginning of each fiscal year of the Company commencing with Fiscal Year 2008, by the Compensation Committee or the Board and may be increased, but not decreased, to the extent, if any, that the Compensation Committee, or the Board, may determine. It is not anticipated that this amount will be increased during the employment term.

—	Rhein shall participate in the Annual Incentive Plan. Rhein’s Target Annual Bonus will be one hundred percent (100%) of his annual Base Salary, with a range of zero percent (0%) to two hundred fifty percent (250%) of his annual Base Salary.

—	Rhein shall be eligible for participation in such other benefit plans, including, but not limited to, the Company’s Retirement Plan, Severance Benefit Plan, 2000 Stock Incentive Plan, Supplemental Executive Retirement Plan, Benefit Equalization Plan, Short-Term and Long Term Disability Plans, Group Term Life Insurance Plan, Medical Plan, and Dental Plan, as the Company may adopt from time to time and in which the Company’s executive officers, or employees in general, are eligible to participate.

—	If Rhein’s employment is terminated by the Company other than due to his Disability or for Cause or is terminated by Rhein for Good Reason (as those terms are defined in the Agreement), he shall be entitled to the following: (i) base salary through the date of his termination of his employment; (ii) pro rata award under the annual incentive plan for the year of his termination of employment; (iii) payment of his annual base salary and target annual bonus as follows: for the one year period from the date of such termination of employment, the Company shall continue to pay Rhein’s annual base salary and pay Rhein, in equal monthly amounts, an amount equal to Rhein’s Target Annual Bonus for the year of his termination of employment; and within thirty (30) days following the date which is one year from the date of such termination of employment, the Company shall pay Rhein, in a single sum, an amount equal to the sum of his annual base salary plus his target annual bonus for the year of his termination of employment; (vi) for the period of two (2) years from the date of such termination of employment, such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company; (v) director’s and officer’s liability insurance coverage until the later of the date on which Rhein attains age sixty-five (65) or the date which is two (2) years from the date of his termination of employment; (vi) life insurance shall continue in effect throughout the payment term; (vii) an automobile allowance in accordance with the Company’s automobile policy for its executive officers (but not less than Twelve Thousand Dollars ($12,000.00) per year), and an allowance for estate, financial and tax planning of Ten Thousand Dollars ($10,000.00) per year, and reimbursement for reasonable club dues and membership fees consistent with the Company’s past practice; and (viii) throughout the payment term, continued participation in all of the benefit plans of the Company in which he was a participant at the time of his termination of employment.

—	If Rhein’s employment is terminated due to his Retirement (as defined in the Agreement), he shall be entitled to the following: (i) base salary through the end of the month of the termination of his employment; (ii) pro rata award under the annual incentive plan for the year of his termination of employment; (iii) all of Rhein’s then-outstanding stock options, whether or not then exercisable, shall become exercisable in full, except for options granted on or after the effective date of the Agreement (which options shall not become exercisable to any greater extent after such termination, even in the event of his death or disability following such termination of employment), but then-outstanding stock options which were granted to Rhein after April 1, 2003 shall not terminate prior to the end of their respective terms; (iv) directors and officer’s liability insurance coverage until the later of the date on which Rhein attains age sixty-five (65) or the date which is two (2) years from the date of his termination of employment; (v) such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company; and (vi) Rhein’s life insurance and medical insurance coverage substantially equivalent to the coverage to Rhein, his spouse and his dependents provided under the Company’s Medical Plan at the time of such retirement shall continue in effect until Rhein attains age sixty-five (65).

—	If the Company shall terminate Rhein’s employment in connection with a Change in Control (as described in the Agreement), there shall be paid to Rhein, within thirty (30) days following such termination of employment, a single sum payment equal to three (3) times the sum of Rhein’s base salary and target annual bonus for the year of his termination of employment. The other payments and benefits provided for in the event of termination other than for Disability or Cause or if Rhein terminates his employment shall be provided for a three (3) year period from the date of Rhein’s termination of employment. In addition, all of Rhein’s then outstanding stock options, whether or not then exercisable, shall become exercisable in full and then outstanding stock options which were granted to Rhein after April 1, 2003, shall not terminate prior to the end of their respective terms and restrictions on Rhein’s restricted stock shall lapse. In connection with a Change in Control, Rhein shall be entitled to a cash payment (the “Excise Tax Gross-Up Payment”) equal to the amount of excise taxes which Rhein is required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”), as a result of any “parachute payments” as defined in Section 280G(b)(2) of the Code made by or on behalf of the Company or any successor thereto, under the Agreement or otherwise, resulting in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. In addition to the foregoing, the Excise Tax Gross-Up Payment due to Rhein shall be increased by the aggregate of the amount of federal, state and local income, excise and penalty taxes, and any interest on any of the foregoing, for which Rhein will be liable on account of the Excise Tax Gross-Up Payment, such that Rhein will receive the Excise Tax Gross-Up Payment net of all income, excise and penalty taxes, and any interest on any of the foregoing, imposed on Rhein on account of the receipt of the Excise Tax Gross-Up Payment.
The description of the Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Form 8-K.

In connection with entering into the Agreement, the Compensation Committee of the Board of Directors delivered a letter to Rhein, which letter is attached hereto as Exhibit 10.2, demonstrating an intention to grant to Rhein options to purchase a number of the Company’s common Shares as follows: (i) on or about April 1, 2006, the option to purchase two hundred fifty thousand (250,000) of such shares; and (ii) on or about August 1, 2006, the option to purchase an additional two hundred fifty thousand (250,000) of such shares; with an exercise price equal to fair market value on the respective dates of grant, becoming exercisable during Rhein’s continued employment at a rate of 10% March 31, 2007, an additional 30% March 31, 2008, and a final 60% March 31, 2009. There will be no acceleration of vesting due to Rhein’s Retirement or termination for Good Reason as those words are defined in the Agreement and with further option provisions as determined by the Compensation Committee of the Board of Directors, subject to the Agreement, when it grants such options; provided, however, that if the options referred to in (ii) above may not be granted because shares are not available, it is intended that the Compensation Committee will make a good faith effort to provide commensurate value in another form.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

10.1	Amended and Restated Employment Agreement between Agilysys, Inc. and Arthur Rhein, effective December 23, 2005

10.2	Letter dated December 23, 2005 from Charles F. Christ to Arthur Rhein
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: December 30, 2005

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Agilysys, Inc. and Arthur Rhein, effective December 23, 2005

10.2	Letter dated December 23, 2005 from Charles F. Christ to Arthur Rhein